UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------
                                    FORM 8-K
                                 ---------------

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: March 13, 2003


                              CYBEREXCELLENCE, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)




        0-29383                                        88-0356200
------------------------                  ------------------------------------
(Commission File Number)                  (IRS Employer Identification Number)



                        c/o F. Briton McConkie, President
                10266 North Oak Creek Lane, Highland, Utah 84003
                ------------------------------------------------
                    (Address of principal executive offices)


                                 (801) 243-4498
                     --------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 1.  Change in Control

On February 5, 2003, Cyberexcellence, Inc. ("the Company") entered into an agreement with Monty LeBlanc, the sole shareholder of Funnel Cloud, Inc. A Nevada corporation ("Funnel"), to purchase 100% of the shares of Funnel in exchange for 11,571,340 shares of the common stock of the Company. When by the Company, these shares will represent approximately 85% of the issued and outstanding shares of the Company. Funnel will become a wholly owned subsidiary of the Company upon the closing of the transaction.

It is expected that the Board of Directors will be reorganized by the majority shareholder and new officers and directors will be elected to run the day-to-day operations of the company. A copy of the Stock Purchase Agreement between Mr. LeBlanc and the Company is attached as exhibit 1.

ITEM 2.  Acquisition or Disposition of Assets

Pursuant to the terms of the Stock Acquisition dated February 5, 2003, the Company acquired Funnel Cloud, Inc. As a wholly owned subsidiary.

The Company intends to operate Funnel as a wholly owned subsidiary of the Company. Funnel is a start up company which is involved in software development and research. Funnel has been involved in developing software which can deal with IT data protection as well as intrusion detection and reaction. Funnel is attempting to develop a workable software program which will provide viable IT data protection and intrusion detection and reaction.

Funnel hopes to be able to address the shortcommings of existing security models and services, and to provide expanded capabilities to existing businesses and thereby become a leader in the IT security and critical infrastructure arena.

Funnel hopes to be involved in the next generation of security infrastructure systems which will greatly enhance the abilities of current IT infrastructures to detect and respond to intrusion alerts, hacking attacks and unauthorized ingress into critical websites. eCommerce environments, business data systems, and any other vital system that requires a multi-tiered security platform.

Funnel will utilize a subscription model of service offering, coupled with one-time costs per customer for initial roll-out hardware, configuration and installation. Recurring revenue is estimated to provide up to 79% of company revenue.

Funnel has no history of operations and is in the development stage as a business. The product(s) and services which Funnel proposes to offer to prospective customers are in the developmental stage.

Prior to the acquisition of Funnel by the Company, there was no material relationship between Monty LeBlanc and the Company.

ITEM 7.  Financial Statements and Exhibits

Financial Statement required to be filed as a part of this report will be filed by amendment as allowed by Paragraph (a)(4) of Item 7.


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The following exhibit is included as part of this report:

EXHIBIT                 DESCRIPTION

10                      Stock Purchase Agreement dated February 5, 2003.



Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Cyberexcellence, Inc.


Signature                                                     Date
---------                                                     ----

By:   /s/ F. Briton McConkie                                  March 13, 2003
   ----------------------------
Name:     F. Briton McConkie
Title:    President

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